POWERS OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned Trustees and Officers of Russell Exchange Traded Funds Trust (the “Trust”) do hereby severally constitute and appoint Mary Beth Rhoden, Shelley Harding and Jessica Gates, or any of them, the true and lawful agents and attorneys-in-fact of the undersigned with respect to all matters arising in connection with the Trust’s Registration Statement on Form N-1A (File Nos. 333-160877 and 811-22320), Post-Effective Amendments and any and all amendments or supplements thereto and any other of the Trust’s filings with the Securities Exchange Commission, including proxy statements and filings on Form N-14, with full power and authority to execute said Registration Statement, Post-Effective Amendment or filing for and on behalf of the undersigned, in our names and in the capacity indicated below, and to file the same, together with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission.  The undersigned hereby give to said agents and attorneys-in-fact full power and authority to act in the premises, including, but not limited to, the power to appoint a substitute or substitutes to act hereunder with the same power and authority as said agents and attorneys-in-fact would have if personally acting.  The undersigned hereby ratify and confirm all that said agents and attorneys-in-fact, or any substitute or substitutes, may do by virtue hereof.  These powers of attorney will terminate on August 31, 2012.

WITNESS the due execution hereof on the date and in the capacity set forth below.

SIGNATURE	TITLE	DATE

/s/ James G. Polisson		08/31/11
James G. Polisson	Trustee, President and Chief Executive Officer

/s/ Mark E. Swanson		08/31/11
Mark E. Swanson	Treasurer, Chief Financial Officer and Chief Accounting Officer

/s/ Evelyn S. Dilsaver		08/31/11
Evelyn S. Dilsaver	Trustee

/s/ Jane A. Freeman		08/31/11
Jane A. Freeman	Trustee

/s/ Lee T. Kranefuss		08/31/11
Lee T. Kranefuss	Trustee

/s/ Daniel O. Leemon		08/31/11
Daniel O. Leemon	Trustee

/s/ Ernest L. Schmider		08/31/11
Ernest L. Schmider	Trustee